Exhibit 99.1

Enertopia Corporation Begins Phase 2 Metallurgical Testing

Kelowna, British Columbia--(Newsfile Corp. - June 20, 2024) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada lithium claims, intellectual property, & pending patents in the green technology space, is very pleased to provide the following lithium project update.

The Company is pleased to report the second phase of metallurgical testing is underway, and is expected to be completed before the end of August.  Earlier this year, as per our May 29th press release, the Company initiated our first round of 3rd party metallurgical testing for the WT Lithium Project west of Tonopah, NV at Kappes, Cassiday & Associates ("KC&A") based in Reno, NV.

Goals for the second phase metallurgical test work are summarized below:

● Feed preparation/beneficiation - coarse material (+75 micron) expecting a reduction in material mass, increase in lithium grade and decrease in net acid-consumption per mg of lithium put into solution.

● Further analysis on leaching time and temperature testing for reduced acid consumption.

● Three roast tests with subsequent water leach tests of the calcined products

Below summary of the first phase of metallurgical test work press released on May 29, 2024.

Highlights of the process development and laboratory work completed to-date:

● HCL acid leaching - extraction of 97% lithium is achieved with 4 hours of retention time at 60degreeC.

● HCL acid leaching - extraction of 91% lithium is achieved with 1 hour of retention time at 60degreeC.

● Sulphuric acid leaching - extraction of 91% lithium is achieved with 4 hours of retention time at 60degreeC.

● Sulphuric acid leaching - extraction of 79% lithium is achieved with 1 hour of retention time at 60degreeC.

● Distilled water leaching for baseline test - extraction of 1% lithium is achieved with 24 hours or retention time at 23 degrees C.

Key takeaways:

● Solution leaching results show lithium is readily leachable from the hosted claystone rock at our 100% WT lithium project.

● Overall lithium recovery is a function of time in retention, temperature, and type of acid used.

● Measured HCL acid consumed was 12% less than Sulphuric acid.

● Measured lithium into solution increased by 11% using HCL acid vs Sulphuric acid in 1 hour retention tests.

"The Enertopia team of consultants looks forward to continuing to move ahead on our developing Lithium and technology assets." Stated President Robert McAllister.

For additional project details please visit our website at https://enertopia.com/

The scientific and technical content of this news release has been reviewed and approved by John Nelson, P.Geo., Director of the Company, and a Qualified Person (QP) as defined by National Instrument 43-101.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mineral exploration or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the drilling will result in an economic deposit or have any positive impact on Enertopia. There can be no assurance that the four pending patents will become patents and will have a positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC Markets and the CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.